Exhibit 99.2

Apple Computer, Inc.

Q3 2005 Unaudited Summary Data

	Q2 2005 Actual		Q3 2004 Actual		Q3 2005 Actual		Sequential Change		Year/Year Change
Operating Segments	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Americas	477	$1,443	472	$1,018	595	$1,739	25%	21%	26%	71%
Europe	276	705	191	408	283	742	3%	5%	48%	82%
Japan	102	284	82	172	76	227	-25%	-20%	-7%	32%
Retail	144	571	73	270	144	555	0%	-3%	97%	106%
Other Segments (1)	71	240	58	146	84	257	18%	7%	45%	76%
Total Operating Segments	1,070	$3,243	876	$2,014	1,182	$3,520	10%	9%	35%	75%

							Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	608	$803	416	$567	687	$845	13%	5%	65%	49%
Portables (3)	462	691	460	696	495	720	7%	4%	8%	3%
Subtotal CPUs	1,070	1,494	876	1,263	1,182	1,565	10%	5%	35%	24%

iPod	5,311	1,014	860	249	6,155	1,103	16%	9%	616%	343%
Other Music Products (4)	NM	216	NM	73	NM	241	NM	12%	NM	230%
Peripherals & Other HW	NM	280	NM	219	NM	266	NM	-5%	NM	21%
Software & Other	NM	239	NM	210	NM	345	NM	44%	NM	64%
Total Apple		$3,243		$2,014		$3,520		9%		75%

(1)                                  Other Segments include Asia Pacific and FileMaker.

(2)                                  Includes iMac, eMac, Mac mini, PowerMac and Xserve product lines.

(3)                                  Includes iBook and PowerBook product lines.

(4)                                  Other Music Products consists of iTunes Music Store sales and iPod related services and accessories.

NM: Not Meaningful